SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2022

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	82-1317032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Las Vegas Blvd. S STE E4-98 Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 800-2511

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 2 - FINANCIAL INFORMATION

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 22, 2022, KeyStar Corp., a Nevada corporation (the “Company”), entered into a Discretionary Non-Revolving Line Of Credit Demand Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Excel”) in the principal amount of not more than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Note”). Excel is controlled by Mr. Bruce Cassidy, our Chief Executive Officer.

The Company filed a Current Report on Form 8-K on March 22, 2022 (the “Prior Report”) wherein it disclosed entering into the Note and that as of the filing date of the Prior Report the aggregate outstanding principal balance of all loans under the Note was $36,837.50. An additional loan in the principal amount of $125,356.29 was made under the Note to the Company on April 20, 2022 in connection with the payment of outstanding legal fees. As of the date of this Current Report on Form 8-K, the aggregate outstanding principal balance of all loans under the Note is $162,193.79.

A copy of the Note was filed with the Prior Report as Exhibit 10.1, and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description
10.1	Discretionary Non-Revolving Line Of Credit Demand Note dated February 22, 2022 made by KeyStar Corp. (Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed with SEC on March 22, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2022	KEYSTAR CORP.

By: /s/ Bruce Cassidy
Bruce Cassidy, CEO